                                                 EXHIBIT (4)(e)












                  UTAH POWER & LIGHT COMPANY

            EMPLOYEE SAVINGS & STOCK PURCHASE PLAN

                         OF PACIFICORP














             Amended and Restated January 1, 1991
                (As Amended by Amendment No. 1)

                  UTAH POWER & LIGHT COMPANY

     EMPLOYEE SAVINGS & STOCK PURCHASE PLAN OF PACIFICORP


Article                                                    Page
_______                                                    ____

I.     Introduction                                          1

II.    Definitions                                           2

       2.1    Terminology                                    2

       2.2    Pronouns                                      10

       2.3    Investment Funds                              10

III.   Participation                                        11

       3.1    Eligibility                                   11

       3.2    Voluntary                                     11

       3.3    Application                                   11

       3.4    Termination                                   12

IV.    Participant's Account                                12

       4.1    Participant's Account                         12

       4.2    Section 415 Limitations                       12

V.     Employee Contributions                               16

       5.1    Amounts for Basic Contributions               16

       5.2    Amounts for Supplemental Contributions        16

       5.3    Nature of Basic Contributions                 16

       5.4    Nature of Supplemental Contributions          17

       5.5    Changes                                       18

       5.6    Suspended Contributions                       18

       5.7    Restrictions on Tax-Saver Contributions       19

VI.    Company Contributions                                22

                                                           Page
                                                           ____

VII.   Restrictions on Company Contributions and
       Participant Regular Contributions                    22

VIII.  Forfeitures                                          25

IX.    Trust Fund                                           25

       9.1    Trust Agreement                               25

       9.2    Diversion of Assets                           26

X.     Investment of Contributions                          26

       10.1   General Rules                                 26

       10.2   Investment of Company Matching Contributions  27

       10.3   Investment of Participant Basic
              Contributions                                 27

       10.4   Investment of Participant Supplemental
              Contributions                                 27

       10.5   Transfer of Accounts                          28

       10.6   Purchase of PacifiCorp Common Stock           28

       10.7   Investment of Fixed Income Investment Fund    29

       10.8   Investment of the Equity Investment Funds     29

       10.9   Investment of the Balanced Investment Fund    30

       10.10  Investment Manager                            30

XI.    Voting of Stock in Trust                             31

       11.1   Voting of PacifiCorp Stock                    31

       11.2   Voting of Shares in Equity Investment and
              Balanced Investment Funds                     31

XII.   Vesting                                              32

       12.1   Participant Contributions                     32

       12.2   Company Matching Contributions (Prior
              Years)                                        32

                                                           Page
                                                           ____

       12.3   Company Matching Contributions (Current
              Year)                                         32

       12.4   Full and Immediate Vesting                    33

XIII.  Hardship Withdrawals                                 33

       13.1   Hardship Criteria                             33

       13.2   Amounts Not Available for Hardship            35

       13.3   Other Hardship Withdrawal Requirements        35

XIV.   Withdrawal Upon Termination of Employment            35

       14.1   Benefit                                       35

       14.2   Timing of Distribution                        36

       14.3   Undistributed Balance                         37

       14.4   Method of Distribution from Basic Portion
              of Plan and from Fund I                       37

       14.5   Method of Distribution from Funds II, III
              and IV                                        38

       14.6   Direct Rollover                               38

       14.7   Notice of Rollover Right and Mandatory
              Withholding                                   39

XV.    Loans to Participants                                39

       15.1   Eligibility Requirements                      39

       15.2   Application for Loan                          40

       15.3   Amount of Loan                                40

       15.4   Terms of Loan                                 41

XVI.   Rehired Employees                                    43

XVII.  Administration                                       43

       17.1   The Employee Savings and Stock Purchase
              Plan Committee                                43

       17.2   Cost of Administration                        45

                                                           Page
                                                           ____

XVIII. Non-assignability                                    46

       18.1   General Non-assignability                     46

       18.2   Qualified Domestic Relations Order            46

XIX.   Beneficiary                                          46

XX.    Accounting and Valuation                             47

       20.1   Accounting                                    47

       20.2   Valuation of Funds                            48

       20.3   Member Statement                              48

       20.4   Allocation Procedure for PacifiCorp
              Common Stock                                  49

       20.5   Allocation Procedure for Other Funds          50

XXI.   Modification or Termination of the Plan              51

XXII.  Miscellaneous                                        51

XXIII. Applicable Law                                       53

Appendix A - Optional Distribution for Amounts Trans-
             ferred from the UP&L Mining Division
             Employee Pension Plan                          54

Appendix B - Employees Transferred from PacifiCorp          55

Appendix C - Service for Certain Mining Division Employees  56

Appendix D - Compensation Limit (IRS Model Amendment)       57

Appendix E - Employees Transferring to and from Bargaining
             Unit Positions                                 58

                  UTAH POWER & LIGHT COMPANY

    EMPLOYEE SAVINGS AND STOCK PURCHASE PLAN OF PACIFICORP


I.   INTRODUCTION
     ____________

          This Plan, known as the Utah Power & Light Company Employee Savings and Stock Purchase Plan of PacifiCorp, was established for the purpose of encouraging and assisting Employees in adopting a regular savings and investment program and to help Employees provide additional security for their retirement. To that end, the Plan affords Employees a means of making regular contributions from their current earnings through payroll deductions, under the Basic portion of the Plan, and provides for contributions to be added by the Company. In addition, the Plan affords Employees a means of making other, unmatched contributions under the Supplemental portion of the Plan. This Plan constitutes an amendment, restatement, and continuation of the Plan as originally effective as of January 26, 1968, and as amended from time to time thereafter up to and including January 1, 1991. Effective December 31, 1990, participation by active Company employees who are not represented by the Bargaining Unit (defined in Article II) shall be discontinued, and assets associated with their accounts in the Plan shall be transferred to a separate defined contribution plan sponsored by PacifiCorp. Assets associated with the accounts of any non-active Participants who have terminated or retired from either Bargaining Unit or other employment status prior to January 1, 1991 shall remain in the

Plan until such time as final distribution is made pursuant to
Article XIV.
          All appendices hereto are considered an integral part
of this Plan.
II.  DEFINITIONS
     ___________
     2.1  Terminology.  As used herein, the following words and
          ___________
phrases shall have the respective meanings hereinafter set forth unless a different meaning is clearly required by the context.
          "Bargaining Unit" shall mean International
Brotherhood of Electrical Workers Local No. 57, or any other union representing Company employees that, through collective bargaining, provides for participation in the Plan.
          "Basic Portion of the Plan" shall mean those
provisions of the Plan pertaining to Participant Basic Contributions which are matched 85% by Company Matching Contributions, including the related contributions, earnings, withdrawals, distributions, and the accounting therefor.
          "Beneficiary" shall mean beneficiary, designated or otherwise selected under the provisions of Article XVIII.
          "Board of Directors" shall mean the Board of
Directors of PacifiCorp.
          "Code" shall mean the Internal Revenue Code of 1986, as amended; references to Code Sections shall include any successor sections thereof.
          "Collateral Account" shall mean the combined
Participant Basic Tax-Saver and Supplemental Tax-Saver Accounts. Effective as of the date prescribed by the Committee (but no earlier than January 1, 1988), Collateral Account shall also include that nonforfeitable portion of the Company Account attributable to Company Matching Contributions directly related to Participant Tax-Saver Contributions.
          "Committee" shall mean the Employee Savings and Stock Purchase Plan Committee appointed pursuant to Article XVII.
          "Company" shall mean the division of PacifiCorp doing business as 'Utah Power & Light Company' (Utah Division), including any wholly-owned subsidiaries operating as a part of Utah Division which are authorized by the Board of Directors to participate in the Plan and including the Utah portion of Power Supply Operations covered by the Bargaining Unit.
          "Company Account" shall mean that portion of the Trust assets valued pursuant to Article XX attributable to Company Matching Contributions made on behalf of any Participant, and the earnings thereon.
          "Company Matching Contributions" shall mean the Company contributions made in behalf of a Participant in accordance with Article VI.
          "Continuous Service" shall mean the number of consecutive years of service, (including any elimination periods and periods of eligibility under the LTD Plan) without a One-Year Break in Service, of an Employee and shall include the first twelve months of Maternity and Paternity Leave.
          "Earnings" shall mean the regular salary or wages received by the Employee from the Company for working times regularly established by agreement or law as "straight time" and including any amounts otherwise deferred under section 401(k) of the Code as well as any sick leave or personal time off benefits received from the Company while the Participant is still employed by the Company, exclusive of any bonuses, overtime, premium pay, per diem payments, overtime meal allowances, long-term disability payments, or other special or additional payments.
          Earnings shall be limited as follows except for determination of the annual addition limit:
          (a) The limit for any participant for any plan year beginning after December 31, 1988 shall be $200,000, plus any adjustment authorized by applicable law.
          (b) Compensation of a highly compensated employee who is a 5 percent owner or is one of the 10 highest paid employees shall be aggregated with compensation from the Company to the employee's lineal descendants under age 19 or to the employee's spouse to determine the limit.
          (c) If the limit is exceeded because of aggregation under (b) above, pay counted for each aggregated employee shall be reduced pro rata to stay within the limit.
          (d) For plan years beginning after December 31, 1993, the limit in (a) above shall be $150,000, as adjusted by applicable law.
          "Effective Date" shall mean January 1, 1991 the Effective Date of the restated Plan, except as follows. The Effective Date for purposes of adding Fund IV and apportioning investments in increments of 5% under Paragraph 10.4 shall be a date fixed by the Committee, which shall be no later than January 1, 1992. Until Fund IV is made available, Paragraph 10.4(a) as provided in the Plan amendment and restatement dated January 1, 1989, shall continue to apply.
          "Eligible Employee" shall mean an Employee eligible to participate in the Plan pursuant to Article III.
          "Employee" shall mean each regular employee of the Company who is represented by a Bargaining Unit under a collective bargaining agreement that provides for participation in the Plan.
          "ERISA" means the Employee Retirement Income Security
Act of 1974.
          "Highly Compensated Employee" shall mean any Employee described in section 414(q) of the Code.
          "Hour of Service" shall mean (i) any hour for which the Employee is directly or indirectly paid or entitled to payment, by the Company for hours worked, (ii) each hour for which backpay (irrespective of mitigation of damages) to the Employee has been either awarded or agreed to by the Company, or (iii) on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty, or leave of absence. The number of hours of service, and the period to which such hours shall be credited will be determined in accordance with Department of Labor Regulations section 2530.200b-2.  The same hour shall not be credited under
(i), (ii), (iii). In the case of an Employee with respect to whom records are not maintained reflecting the number of hours for which he is paid, such an Employee will be credited with
45 hours of service for each week in which the Employee would be credited with service under the principles of the preceding sentences.
          "Loan Account" shall mean the Account maintained for a Participant in order to administer a loan to such Participant in accordance with Article XV.
          "LTD Plan" shall mean the Long-Term Disability Insurance Plan of the Company.
          "Maternity and Paternity Leave" shall mean any period of absence (i) by reason of the pregnancy of the Participant,
(ii) by reason of the birth of a child of the Participant,
(iii) by reason of the placement of a child in connection with the adoption of the child by the Participant, or (iv) for purposes of caring for the child during the period immediately following the birth or placement of the child.
          "One-Year Break in Service" shall mean for service after December 31, 1975, a Plan Year during which an Employee has not completed more than 500 Hours of Service and means, for service prior to December 31, 1975, a Break in Service as administered under the prior provisions of the Plan. An Employee who is on Maternity and Paternity Leave shall be deemed to have completed (1) the number of hours that normally would have been credited but for the absence, or (2) if the normal work hours are unknown, eight hours of employment per day of such absence. However, the total number of hours of employment required to be deemed completed for such period of absence shall not exceed 501 and shall be credited only in the year in which the absence begins (if such crediting is necessary to prevent a year of service during which the Employee has less than 501 hours of employment), or in the following year.
          "Participant" shall mean any person included in the membership of the Plan in accordance with Article III.
          "Participant Account" shall mean that portion of the Trust assets valued pursuant to Article XX attributable to a Participant's own contributions made on both an after-tax basis and a before-tax basis, and the earnings thereon. The Participant Account shall consist of the Participant Basic Account and the Participant Supplemental Account.
          "Participant Basic Account" shall mean that portion of the Participant Account attributable to Participant Basic Contributions under Paragraph 5.1 and the earnings thereon.
The Participant Basic Account shall consist of the Participant Basic Regular Account and the Participant Basic Tax-Saver Account.
          "Participant Basic Contributions" shall mean the contributions made by a Participant under the Basic Portion of the Plan pursuant to Paragraph 5.1 consisting of both Participant Regular Contributions and Participant Tax-Saver Contributions.
          "Participant Basic Regular Account" shall mean that portion of the Participant Basic Account attributable to a Participant's Regular Basic Contributions, pursuant to Paragraph 5.3, and the earnings thereon.
          "Participant Basic Tax-Saver Account" shall mean that portion of the Participant Basic Account attributable to a Participant's pre-tax Basic Contributions, pursuant to Paragraph 5.3, and the earnings thereon.
          "Participant Regular Contributions" shall mean the contributions made by a Participant on an after-tax basis pursuant to Paragraph 5.3.
          "Participant Supplemental Account" shall mean that portion of the Participant Account attributable to a Participant's Supplemental Contributions under Paragraph 5.2 and the earnings thereon. The Participant Supplemental Account shall consist of the Participant Supplemental Regular Account and the Participant Supplemental Tax-Saver Account.
          "Participant Supplemental Contributions" shall mean the contributions made by a Participant under the Supplemental Portion of the Plan pursuant to Paragraph 5.2 consisting of both Participant Regular Contributions and Participant Tax-Saver Contributions.
          "Participant Supplemental Regular Account" shall mean that portion of the Participant Supplemental Account attributable to a Participant's Regular Supplemental Contributions, pursuant to Paragraph 5.4, and the earnings thereon.
          "Participant Supplemental Tax-Saver Account" shall mean that portion of the Participant Supplemental Account attributable to a Participant's Tax-Saver Supplemental Contributions, pursuant to Paragraph 5.4, and the earnings thereon.
          "Participant Tax-Saver Contributions" shall mean the contributions made by a Participant on a pre-tax basis pursuant to Paragraphs 5.3 and 5.4.
          "Plan Year" shall mean the calendar year.
          "Supplemental Portion of the Plan" shall mean those provisions of the Plan pertaining to Participant Supplemental Contributions, including the related contributions, earnings, withdrawals, distributions, and the accounting therefor.
          "Total and Permanent Disability" shall mean physical or mental impairment through injury or disease which in the opinion of a Company-approved medical doctor is of such severity as to continuously prevent, for life, an employee from engaging in his occupation during the first two years of such disability and, after the first two years, from engaging in any occupation or performing any gainful work for which the employee is reasonably suited by virtue of training or experience.
          "Trust Fund" shall mean the Trust Fund provided for
in Article IX.
          "Valuation Date" shall mean the close of business on the last business day of each calendar quarter.
          "Year of Service" shall mean a 12-month period within which an Employee has completed not less than 1,000 Hours of Service.
     2.2  Pronouns.  As used herein, the masculine pronoun
          ________
shall include the feminine, and the singular the plural, unless a different meaning is clearly required by the context.
     2.3  Investment Funds.
          ________________
          "Fund I - PacifiCorp Common Stock Fund" shall mean that portion of the Trust invested in common stock of PacifiCorp.
          "Fund II - Equity Investment Fund" shall mean that portion of the Trust invested primarily in equity securities and securities convertible into equity securities; provided, however, that no investment shall be made in securities of PacifiCorp except to the extent that such securities are held in a commingled trust fund.
          "Fund III - Fixed Income Investment Fund" shall mean that portion of the Trust invested with an insurance company or insurance companies or other funding agent selected by the Committee for investment at a guaranteed rate of interest for a contracted period of time or for investment in other fixed income securities.
          "Fund IV - Balanced Investment Fund" shall mean that portion of the Trust invested primarily in a combination of equity and fixed income securities; provided, however that no investment shall be made in securities of PacifiCorp except to the extent that such securities are held in a commingled trust fund.
III.  PARTICIPATION
      _____________
     3.1  Eligibility.  Each Employee shall be eligible to
          ___________
become a Participant on the first day of any calendar quarter on or following the completion of one Year of Service from his date of hire. A rehired Employee, who was a prior Plan Participant, will be eligible to start participation on the first day of any calendar quarter following his rehired date.
          A former Plan Participant who transfers employment to a position represented by the Bargaining Unit shall be eligible to start participation as soon as practicable, as provided in Appendix E.
     3.2  Voluntary.  Participation in the Plan is voluntary.
          _________
     3.3  Application.  Each Employee on the Effective Date who
          ___________
was a Participant the day immediately preceding the Effective Date, shall continue to be a Participant as of the Effective Date. Any other Employee who is eligible may become a Participant only on the first day of any calendar quarter after he elects to participate.
          An Employee who elects to become a Participant shall do so by signing an enrollment form, designating a Beneficiary (in accordance with Article XIX), authorizing the Company to deduct his contributions from his earnings, and acknowledging his acceptance of and agreement to all provisions of the Plan.
     3.4  Termination.  An Employee shall cease to be a
          ___________
Participant when the Employee receives a final distribution in accordance with Article XIV or the Plan is terminated in accordance with Article XXII.
IV.  PARTICIPANT'S ACCOUNT
     _____________________
     4.1  Participant's Account.  Each Participant shall have
          _____________________
an account established on his behalf to which will be added his own Participant Contributions in accordance with Article V, and investment earnings thereon. Withdrawals from the Participant Account shall be made as described in Articles XIII and XIV.
     4.2  Section 415 Limitations.
          _______________________
          (a) Any provision in the Plan to the contrary notwithstanding, no annual additions to a Participant's accounts (other than his Loan Account, as applicable) under the Plan for any Plan Year shall exceed the lesser of $30,000 or 25% of the Participant's compensation. The foregoing $30,000 limitation shall be adjusted, to reflect increases in the cost of living in accordance with regulations prescribed by the Secretary of the Treasury.
          (b) Compensation, for purposes of this Article IV, means a Participant's earned income, wages, salaries, fees for professional services, and other amounts received for personal services actually rendered in the course of employment with the Company, and excluding the following:
               (i) Company contributions to a plan of deferred compensation to the extent contributions are not included in gross income of the Member for the taxable year in which contributed, and any distributions from a plan of deferred compensation whether or not includable in the gross income of the Participant when distributed.
     However, any amounts received by a Participant pursuant to an unfunded non-qualified plan may be considered as compensation;
              (ii) other amounts which receive special tax benefits (such as the nontaxable portion of group term life insurance premiums).
For purposes of applying the limitations in this Article, amounts included as compensation are those actually paid or made available to a Participant within the limitation year.
          (c) Any provision of the Plan to the contrary notwithstanding, in the case of a Participant who is also a participant in any other defined benefit plan of the Company, the defined contribution plan fraction when added to the defined benefit plan fraction of such Participant shall not exceed 1.0 for such Plan Year.
          (d) For purposes of this Paragraph 4.2: (i) the defined contribution plan fraction of a Participant shall be a fraction, the numerator of which is the sum of the annual additions to the Participant's accounts under a defined contribution plan of the Company as of the close of the plan year and the denominator of which is the sum of the lesser of the following amounts for such plan year and for each prior plan year: (a) the product of 1.25 multiplied by the dollar limitation in effect for such plan year, or (b) the product of
1.4 multiplied by 25% of the Participant's compensation (within the meaning of section 415(c)(3) of the Code); (ii) the defined benefit plan fraction for a Participant shall be a fraction, the numerator of which is the projected annual benefit of the Participant under the plan, determined as of the close of the plan year, and the denominator of which is the lesser of (a) the product of 1.25 multiplied by the dollar limitation in effect for the plan, or (b) the product of 1.4 multiplied by the amount equal to 100% of the Participant's average compensation for his high three years; and (iii) annual addition means for any year the sum of (A), (B), and (C), where
(A) = employer contributions; (B) = employee contributions; and
(C) = forfeitures, if any.
          (e) For purposes of applying this Paragraph 4.2 all defined benefit plans (including the Retirement Plan of the

Company) and all defined contribution plans (including the
Plan) shall be combined or aggregated, and the limitations on annual additions shall be determined on the basis of a Participant's benefits and contributions on his behalf under all such plans.
          (f) If the limitations of this Article 4.2 are exceeded, Participant Regular Contributions to the Plan shall be returned to the Participant to the extent necessary to bring annual additions within such limitations.
          The portion of any contribution which has been allocated to a Participant under the Plan for a Plan Year, but which cannot be credited to his Participant Account because of the limitations imposed by this Article shall, subject to the limitations of this Article, be treated as a forfeiture and allocated to the other Participants in proportion to their Compensation for the Plan Year. If such reallocation causes the limitation of this Article IV to be exceeded with respect to each Participant for the limitation year, then these amounts must be held unallocated in a suspense account. If a suspense account is in existence at any time during a particular limitation year, other than the limitation year described above, all amounts in the suspense account must be allocated and reallocated to Participant's accounts (subject to the limitation of this Article) before any Company Matching Contributions or Participant Contributions which would constitute annual additions may be made to the Plan for that limitation year.
V.   EMPLOYEE CONTRIBUTIONS
     ______________________
     5.1  Amounts for Basic Contributions.  A Participant may
          _______________________________
contribute Basic Contributions each month by making payroll deductions equal to one of the following percentages of his regular earnings:
         Periods of
     Continuous Service                  Percentage of Earnings
     __________________                  ______________________

     From one year through
       five full years                            1%, 2%, or 3%

     Over five years and through
       ten full years                         1%, 2%, 3%, or 4%

     Over ten years and through
       fifteen full years                 1%, 2%, 3%, 4%, or 5%

     More than fifteen full years     1%, 2%, 3%, 4%, 5%, or 6%

However, no amount may be contributed which will result in the limitations under Paragraph 4.2 being exceeded.
     5.2  Amounts for Supplemental Contributions.  If a
          ______________________________________
Participant is making Basic Contributions according to Paragraph 5.1, he may contribute Supplemental Contributions each month by making payroll deductions equal to one of the following percentages of his Earnings: 1%, 2%, 3%, 4%, 5%, 6%, 7%, 8%, 9%, or 10%. However, no amount may be contributed which will result in the limitations under Paragraph 4.2 being exceeded.
     5.3  Nature of Basic Contributions.  Each Participant
          _____________________________
electing to make contributions under Paragraph 5.1 shall designate in writing to the Company, in such form or manner as the Committee may prescribe, what whole percentage of his Earnings to be contributed shall constitute Participant Basic Regular Contributions, if any, and what whole percentage of his Earnings shall constitute Participant Basic Tax-Saver Contributions, if any. In no event shall the aggregate of a Participant's Basic Regular Contributions and Basic Tax-Saver Contributions for any Plan Year exceed his appropriate elected percentage of regular earnings limit as prescribed in Paragraph
5.1. Subject to Article VII, Participant Basic Regular Contributions shall be made on an after-tax basis by means of payroll deduction and shall be credited to a Participant's Basic Regular Account. Subject to Paragraph 5.7, Participant Basic Tax-Saver Contributions shall be made on a before-tax basis by means of payroll deduction and shall be credited to a Participant's Basic Tax-Saver Account.
     5.4  Nature of Supplemental Contributions.  Each
          ____________________________________
Participant electing to make contributions under Paragraph 5.2 shall designate in writing to the Committee, in such form or manner as the Committee may prescribe, what whole percentage of his Earnings to be contributed shall constitute Participant Supplemental Regular Contributions, if any, and what whole percentage of his earnings shall constitute Participant Supplemental Tax-Saver Contributions, if any. In no event shall the aggregate of a Participant's Supplemental Regular Contributions and Supplemental Tax-Saver Contributions exceed 10% of Earnings as prescribed in Paragraph 5.2. Participant Supplemental Regular Contributions shall be made on an after-tax basis by means of payroll deduction and shall be credited to a Participant's Supplemental Regular Account. Participant Supplemental Tax-Saver Contributions shall be made on a before-tax basis by means of payroll deduction and shall be credited to a Participant's Supplemental Tax-Saver Account.
     5.5  Changes.  Once during each year, or more often with
          _______
the consent of the Committee, a Participant may, subject to the limitations under Paragraphs 5.1 and 5.2, increase or decrease the percentage designations of his contributions in the Basic and/or Supplemental Portions of the Plan and/or, accordingly under Paragraphs 5.3 and 5.4, increase or decrease the after-tax and/or before-tax percentage designations of his contributions by complying with such procedures as the Committee may prescribe for effecting such changes.
     5.6  Suspended Contributions.  A Participant may suspend
          _______________________
his contributions under the Plan upon thirty days' notice to the Committee, whereupon he shall be ineligible to resume contributions until the beginning of the calendar quarter next following six months after the date of suspension. In addition, a Participant may be suspended from making contributions to the Plan in accordance with the provisions of Paragraph 13.1(c). During any period in which a Participant has suspended or is ineligible to resume his contributions under the Plan, any earnings attributable to his interest under the Plan shall continue to be credited to the appropriate account, but no contribution shall be made in his behalf by the Company during such period.
     5.7  Restrictions on Tax-Saver Contributions.
          _______________________________________
          (a) In no case shall a Participant's Tax-Saver Contributions exceed $7,000 in any Plan Year, as may be adjusted in accordance with regulations prescribed by the Secretary of the Treasury to reflect increases in the cost of living, and any such contributions made to the Tax-Saver Contributions Account in excess of such $7,000 amount (as adjusted), plus any related earnings on such excess amount, shall be distributed to the Participant no later than April 15 following the close of the calendar year in which such excess contributions are made.
          (b) If the Actual Deferral Percentage (as defined in Paragraph 5.7(d) of Earnings of Eligible Employees who are Highly Compensated Employees is more than the amount permitted under the special limitations set forth under Paragraph 5.7(c), there shall be a step-down reduction (in increments of 1%) in the Supplemental Tax-Saver Contributions and, to the extent necessary, the Basic Tax-Saver Contributions of those Participants so that such special limitations are satisfied. Subject to Paragraph 4.2 and Article VII, any such excess Supplemental Tax-Saver Contributions may be contributed to the Trust as Participant Supplemental Regular Contributions credited to the Participant Supplemental Regular Accounts of such Participants. Any such excess Basic Tax-Saver Contributions may be contributed to the Trust as Participant Basic Regular Contributions credited to the Participant Basic Regular Accounts of such Participants. Alternatively, excess Tax-Saver Contributions may be paid directly to the Participant. In addition, if the Company or the Committee determines that contributions would be in excess of the special limitations set forth in Paragraph 5.7(c) below, the Company may, in its sole discretion, suspend, in whole or in part, Supplemental Tax-Saver Contributions and, to the extent necessary, Basic Tax-Saver Contributions to the Plan made on behalf of Eligible Employees who are Highly Compensated Employees. Subject to Paragraph 4.2 and Article VII, in such case the Supplemental Tax-Saver Contributions which would ordinarily be contributed to the Trust on the Participant's behalf in a payroll period may be contributed to the Trust as a Participant Supplemental Regular Contribution credited to the Participant's Supplemental Regular Account, and the Basic Tax-Saver Contributions which would ordinarily be contributed to the Trust on the Participant's behalf in a payroll period may be contributed to the Trust as a Participant Basic Regular Contribution credited to the Participant's Basic Regular Account. Excess contributions shall be recharacterized no later than 2 1/2 months after the end of the plan year to which the recharacterization relates. In no event shall amounts already in the Trust be recharacterized from Tax-Saver Contributions to Basic Regular Contributions. Alternatively, such Contributions may be paid directly to the Participant.
          (c) The Actual Deferral Percentage for any Plan Year of all Eligible Employees who are Highly Compensated Employees shall not exceed the greater of: (A) 125% of the Actual Deferral Percentage for all other Eligible Employees who are not Highly Compensated Employees; or (B) 200% of the Actual Deferral Percentage for all other Eligible Employees who are not Highly Compensated Employees. The Actual Deferral Percentage under alternative (B) for Eligible Employees who are Highly Compensated Employees may not exceed the Actual Deferral Percentage for all other Eligible Employees by more than two percentage points. The limit shall be adjusted in accordance with Treasury Regulation section 1.401(m)-2 to avoid duplicate use of the limit for any highly compensated employee in violation of Code section 401(m)(9).
          (d) For purposes of this Paragraph 5.7, the Actual Deferral Percentage for a Plan Year shall be the average of the ratios, calculated separately for each Eligible Employee in each group, of: the amount of (i) Basic Tax-Saver Contributions, and Supplemental Tax-Saver Contributions made on behalf of each Eligible Employee for such Plan Year to (ii) the Eligible Employee's Earnings for such Plan Year. If the Eligible Employee makes no Tax-Saver Contributions for the year, his individual percentage shall be zero.

          (e) If a reduction in the amount of Tax-Saver Contributions on behalf of a Participant is required because of the application of Paragraph 5.7(c) above, the reduction shall be treated as taxable earnings to the Participant for the pay period in which the reduction occurs, and the Employer shall withhold any taxes required by law on such taxable earnings.
          (f)  If a distribution of excess Tax-Saver
Contributions (and related earnings) is required because of the application of Paragraph 5.7(a) above, the Company shall withhold any taxes required by law on such distribution.
          (g) In the event a Participant is required to reduce his Tax-Saver Contributions to the Plan as a result of the application of the provisions of Paragraph 5.7(a) above, the Company Contributions under Article VI made on behalf of each Participant for the remainder of the Plan Year shall be applied to the reduced amount of Tax-Saver Contributions.
VI.  COMPANY CONTRIBUTIONS
     _____________________
          The Company will contribute to the Plan an amount equal to 85% of each Participant's Participant Basic Contribution (including Participant Basic Regular and Participant Basic Tax-Saver Contributions) or such lesser amount as required so to not exceed the limitations under Paragraph 4.2.
VII.  RESTRICTIONS ON COMPANY CONTRIBUTIONS AND PARTICIPANT
      REGULAR CONTRIBUTIONS
      _____________________________________________________

          (a)  If the Contribution Percentage (as defined in
Paragraph (c) of this Article VII) of Earnings for Eligible

Employees who are Highly Compensated Employees is more than the amount permitted under the special limitations set forth under Paragraph (b) of this Article VII, there shall be a pro rata reduction in the Participant Regular Contributions or Company Contributions, or both, credited to the Participant Regular Accounts and Company Accounts of those Participants who are Highly Compensated Employees so that such special limitations are satisfied. Any excess Participant Regular or Company Contributions contributed to the Trust, plus any related earnings thereon, shall be distributed to such Participants before the end of the Plan Year following the Plan Year in which such excess Participant Regular or Company Contributions are made. In addition, if the Company or the Committee determines that Participant Regular or Company Contributions would be in excess of the special limitations set forth under Paragraph (b) below, the Company may, in its sole discretion, suspend, in whole or in part, (i) Participant Regular Contributions to the Plan made on behalf of Highly Compensated Employees who are also Eligible Employees, or (ii) Tax-Saver Contributions to the Plan made on behalf of Highly Compensated Employees who are also Eligible Employees and, therefore, related Company Contributions with respect to such Participants (in which case the Tax-Saver Contributions that would ordinarily be contributed to the Trust on the Participants' behalf in a payroll period may be paid directly to such Participants).

          (b) The Contribution Percentage for any Plan Year of all Eligible Employees who are Highly Compensated Employees shall not exceed the greater of: (A) 125% of the Contribution Percentage for all Eligible Employees who are not Highly Compensated Employees, or (B) 200% of the Contribution Percentage for Eligible Employees who are not Highly Compensated Employees. The Contribution Percentage under alternative (B) for Eligible Employees who are Highly Compensated Employees may not exceed the Contribution Percentage for all other Eligible Employees by more than two percentage points. The limit shall be adjusted in accordance with Treasury Regulation section 1.401(m)-2 to avoid duplicate use of the limit for any highly compensated employee in violation of Code section 401(m)(9).
          (c)  For purposes of this Article VII, the
Contribution Percentage for a Plan Year shall be the average of the ratios, calculated separately for each Eligible Employee in each group, of: the amount of Participant Regular and Company Contributions to the Participant Regular Account and Company Account on behalf of each Eligible Employee for such Plan Year to the Eligible Employee's Earnings for such Plan Year. If the Eligible Employee makes no Regular Contributions and receives no Company Contributions for the year, his individual percentage shall be zero.
          (d) If a reduction in the amount of Tax-Saver Contributions on behalf of a Participant is required because of the application of Paragraph (a) above, the reduction shall be treated as taxable earnings to the Participant for the pay period in which the reduction occurs, and the Company shall withhold any taxes required by law on such taxable earnings.
          (e)  If a distribution of excess Tax-Saver
Contributions or Company Contributions (and related earnings) is required because of the application of Paragraph (a) above, the Company shall withhold any taxes required by law on such distribution.
          (f) In the event a Participant is required to reduce his Tax-Saver Contributions to the Plan as a result of the application of the provisions of Paragraph (a) above, the Company Contribution under Article VI made on behalf of the Participant for the remainder of the Plan Year shall be applied to the reduced amount of Tax-Saver Contributions.
VIII.  FORFEITURES
       ___________
          Any Company contributions during the current Plan Year plus earnings thereon which are forfeited, as set forth in
Article XII, in any calendar quarter shall be credited against future contributions due or to become due from the Company, or used to pay the costs of administration of the Plan.
IX.  TRUST FUND
     __________
     9.1  Trust Agreement.  All Participant and Company
          _______________
contributions to the Plan and earnings thereon will be held under a Trust Agreement and be invested and held for the exclusive benefit of the Participants in the Plan. The Trustee shall be appointed by the President of PacifiCorp and shall serve at the pleasure of the President of PacifiCorp. The Trust Agreement shall provide, among other things, for a Trust Fund to be administered by the Trustee to which all contributions shall be paid, and the Trustee shall have such rights, powers and duties as the President of PacifiCorp shall from time to time determine.
     9.2  Diversion of Assets.  At no time prior to the
          ___________________
satisfaction of all liabilities with respect to Participants and their Beneficiaries shall any part of the assets of the Plan be used for or diverted to purposes other than for the exclusive benefit of such persons; provided, however, Company contributions may be returned to the Company (i) if made by the Company by a mistake of fact, within one year after the payment of the contribution, or (ii) if a contribution is conditioned upon the deductibility of such contribution under section 404 of said Code, then to the extent the deduction is disallowed, within one year of the disallowance of the deduction.
X.   INVESTMENT OF CONTRIBUTIONS
     ___________________________
    10.1  General Rules.  The contributions of the Company and
          _____________
Participants shall be paid over to the Trustee and, shall be invested by the Trustee as hereinafter provided. Dividends, interest, cash proceeds from the sale of securities and any other income from the assets of the Fund shall be reinvested in such Fund. Pending investment, contributions of the Company and Participants, dividends and interest, the cash proceeds of the sale of securities by the Trustee and any other income from the assets of a Fund may be temporarily invested as determined by the Trustee or an Investment Manager. The Trustee may keep uninvested an amount of cash sufficient in its opinion to enable it to carry out the purposes of the Plan.
    10.2  Investment of Company Matching Contributions.
          ____________________________________________
Company Matching Contributions on behalf of a Member shall be invested by the Trustee solely in the PacifiCorp Common Stock Fund.
    10.3  Investment of Participant Basic Contributions.  Basic
          _____________________________________________
Contributions of a Participant (including both Regular and Tax-Saver Contributions) shall be invested by the Trustee solely in the PacifiCorp Common Stock Fund.
    10.4  Investment of Participant Supplemental Contributions.
          ____________________________________________________
Supplemental Contributions of a Participant (including, for purposes of this Article X, Supplemental Regular Contributions and Supplemental Tax-Saver Contributions) shall be invested by the Trustee as follows:
          (a) Upon becoming eligible to participate in the Plan, each Employee shall elect, by written notice to the Company in such form and manner as the Committee may prescribe, to have the aggregate of 100% of his future Participant Regular Contributions and Tax-Saver Contributions invested in one, two, three, or four of the following Funds, apportioned among the funds in increments of 5%:
          Fund I   - PacifiCorp Common Stock Fund

          Fund II  - Equity Investment Fund
          Fund III - Fixed Income Investment Fund
          Fund IV  - Balanced Investment Fund
          (b) At least quarterly during each Plan Year as determined by the Committee, a Participant in the Plan may elect, by written notice to the Company in such form and manner as the Committee may prescribe, the Funds in which his future Participant Regular Contributions and Tax-Saver Contributions shall be invested. The Participant may elect to have such contributions invested in one, two, three, or four of the Funds in accordance with 10.4(a) above.
    10.5  Transfer of Accounts.  At least quarterly during each
          ____________________
Plan Year as determined by the Committee, a Participant may elect to transfer within his Participant Supplemental Regular Account and Supplemental Tax-Saver Account all or a portion of his share in one Fund into another Fund on the basis of the respective Fund values as of the selected dates, subject to such administrative rules as the Committee may, from time to time, adopt. Elections must be made to the Company in such form and manner as the Committee may prescribe. The Committee may restrict, delay or prohibit transfers for any period to the extent that the effecting of such transfers may tend to create adverse investment results for one or more of the Funds.
    10.6  Purchase of PacifiCorp Common Stock.  As soon as
          ___________________________________
practicable after receipt of funds applicable to the purchase of PacifiCorp Common Stock, the Trustee shall purchase such Stock, or cause such Stock to be purchased.
    10.7  Investment of the Fixed Income Investment Fund.  As
          ______________________________________________
soon as practicable after receipt of funds applicable to investment in the Fixed Income Investment Fund, the Trustee shall invest in such Fund.
    10.8  Investment of the Equity Investment Fund.  As soon as
          ________________________________________
practicable after receipt of funds applicable to investment in the Equity Investment Fund, such funds shall be invested by the Trustee in a manner consistent with the nature of the Fund.
The Equity Investment Fund or any designated portion thereof shall be invested and reinvested in any one of the following ways:
          (a) In a commingled trust fund maintained by the Trustee for qualified employee benefit plans; or
          (b) As directed by an Investment Manager appointed by the Committee, including investment in commingled trust funds; or
          (c)  In the Trustee's discretion, including
investment in commingled trust funds. Except to the extent otherwise provided in Paragraph 10.10, all investment decisions with respect to any assets of the Equity Investment Fund, including the authority to acquire and dispose of such assets, shall be the exclusive responsibility of the Trustee or Investment Manager having discretionary authority over such assets.
    10.9  Investment of the Balanced Investment Fund.  As soon
          __________________________________________
as practicable after receipt of funds applicable to investment in the Balanced Investment Fund, such funds shall be invested by the Trustee in a manner consistent with the nature of the Fund. The Balanced Investment Fund or any designated portion thereof shall be invested and reinvested in any one of the following ways:
          (a) In a commingled trust fund maintained by the Trustee for qualified employee benefit plans; or
          (b) As directed by an Investment Manager appointed by the Committee including investment in commingled trust funds; or
          (c)  In the Trustee's discretion, including
investment in commingled trust funds. Except to the extent otherwise provided in Paragraph 10.10, all investment decisions with respect to any assets of the Balanced Investment Fund, including the authority to acquire and dispose of such assets, shall be the exclusive responsibility of the Trustee or Investment Manager having discretionary authority over such assets.
   10.10  Investment Manager.  The Committee may appoint one or
          __________________
more Investment Managers and designate the portion of the assets of the Trust which are to be invested under the direction of any such Investment Manager.
          An Investment Manager shall manage the investment and reinvestment of that portion of the assets of the Trust which have been designated as its responsibility. No Investment Manager shall provide, directly or indirectly, brokerage services to the Plan. An Investment Manager, who is not also a Trustee, shall not have custody of any assets of the Trust and shall have no responsibility with respect to the administration and operation of the Plan, the safekeeping of the assets of the Trust or the management of assets of the Trust which have not been allocated to such Investment Manager.
XI.  VOTING OF STOCK IN TRUST
     ________________________
    11.1  Voting of PacifiCorp Stock.  The Committee shall
          __________________________
adopt reasonable measures to permit the Participants to instruct the Trustee as to the voting of the full shares of common stock of the PacifiCorp represented by the Participant's Account as of the allocation date preceding the record date for each stockholders' meeting. No instructions from the Participant will be requested with respect to fractional shares which will be voted by the Trustee. The Trustee itself or by proxy shall vote full shares of stock in accordance with instructions from the Participants, and shall likewise vote the aggregate of all fractional shares, any whole shares for which no instructions from Participants are received, and any unallocated shares in such manner as it deems proper.
    11.2  Voting Shares in Equity Investment and Balanced
          _______________________________________________
Investment Funds.  The Trustee may vote the shares in the
________________
Equity Investment and Balanced Investment Funds in its
discretion.
XII.  VESTING
      _______
    12.1  Participant Contributions.  The Participant at any
          _________________________
time has a nonforfeitable right to the portion of his Participant's Account which originated from Participant Basic Contributions and Participant Supplemental Contributions and earnings thereon.
    12.2  Company Matching Contributions (Prior Years).  The
          ____________________________________________
Participant at any time has a nonforfeitable right to the portion of his Participant's Account which originated from Company Matching Contributions from prior Plan Years and earnings thereon.
    12.3  Company Matching Contributions (Current Year).  The
          _____________________________________________
Participant has a nonforfeitable right to the portion of his Participant Account which originated from Company Matching Contributions during the current Plan Year plus earnings thereon as follows:
          (a)  At time of retirement under the Company's
Retirement Income Plan;
          (b)  At time of death;
          (c) At time of termination of employment (not including elimination periods and periods of eligibility for benefits under the LTD Plan) as a result of Permanent and Total Disability;
          (d)  At time of Plan termination under Article XXI;
or

          (e)  At the end of the Plan Year if he is still an
Employee.
    12.4  Full and Immediate Vesting.  Effective with Plan
          __________________________
Years beginning after December 31, 1987, the Participant at any time has a nonforfeitable right to all of his Participant Account and Company Account.
XIII.  HARDSHIP WITHDRAWALS
       ____________________
    13.1  Hardship Criteria.  The Plan is designed to promote
          _________________
savings, investment, and security for the retirement of Company employees. However, the Committee may authorize early withdrawals to meet financial hardships faced by Participants. The following circumstances shall be deemed to constitute hardship within the meaning of the hardship provisions of the
Plan:
          (a)  Financial Need.  The distribution is necessary
(i) to provide for medical expenses, not covered by insurance, on account of the illness of the Employee, his spouse, or dependent children; (ii) to provide for the payment of tuition and related educational fees for the next twelve months of post-secondary education for the Employee, his spouse, or dependent children, (iii) to provide for the purchase (excluding mortgage payments) of a principal residence for the Employee; (iv) to prevent the eviction of the Employee from his principal residence or foreclosure on the mortgage of the Employee's principal residence; (v) to pay the funeral expenses of a family member; or (vi) to pay other expenses as set forth by the Internal Revenue Service in documents of general applicability.
          (b) Availability of Financial Resources. A hardship withdrawal of amounts within the Participant Basic Tax-Saver Account and/or Participant Supplement Tax-Saver Account shall be made only if both of the following requirements are met:
                ____
(i) the distribution is not in excess of the immediate and heavy financial need of the Employee; (ii) the Employee shall have obtained all distributions, other than hardship distributions, and all nontaxable loans currently available from the Plan or any other qualified plan of the Company. Requirement (ii) of this subparagraph does not apply to a hardship withdrawal of amounts within the Participant Basic Regular Account and/or Participant Supplemental Regular Account.
          (c) A Participant who receives a hardship withdrawal of amounts within the Participant Basic Tax-Saver Account and/or Participant Supplemental Tax-Saver Account in accordance with this paragraph shall have Participant Basic Contributions (together with related Company Matching Contributions), Participant Supplemental Contributions, and similar contributions to any other qualified or non-qualified plan of deferred compensation of the Company suspended for 12 months after the receipt of the hardship withdrawal. Once the Participant is again allowed to make contributions to the Plan after the end of the 12-month suspension, his annual limit on

Participant Tax-Saver Contributions for purposes of Paragraph 5.7(a) for the Plan Year in which contributions are resumed shall be reduced by the amount of Participant Tax-Saver Contributions which he had made during the Plan year in which he received his hardship distribution.
    13.2  Amounts Not Available for Hardship.  Beginning with
          __________________________________
the Effective Date, amounts described as follows are not available for hardship withdrawal: (i) amounts encumbered as security for outstanding loans pursuant to Paragraph 15.4, (ii) amounts within the Loan Account itself, (iii) amounts within the Company Account, and (iv) amounts within the Participant Account representing those earnings accrued after December 31, 1988 on Participant Tax-Saver Contributions.
    13.3  Other Hardship Withdrawal Requirements.  In order for
          ______________________________________
a married Participant to obtain a hardship distribution, the hardship application must contain the written, notarized consent of his spouse. The minimum amount which may be withdrawn for hardship purposes is $250 for each withdrawal.
The amount of a financial hardship need may include any amounts necessary to pay federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution.
XIV.  WITHDRAWAL UPON TERMINATION OF EMPLOYMENT
      _________________________________________
    14.1  Benefit.  When employment is terminated, the portion
          _______
of the Participant's Account which has vested in accordance
with Article XII shall be distributed to the terminating Participant in accordance with Paragraph 14.2. Any portion of the Participant's Account which has not vested shall be forfeited and used as directed under Article VIII.
Distribution from the Trust shall be made by the Trustee as directed by the Committee. Distributions shall be made in accordance with Paragraph 14.4. Transfer of the Participant's employment within the divisions of the Company, or to positions within the Company but outside of the Bargaining Unit, or to the Company's affiliates shall not constitute termination of employment for purposes of the Plan.
    14.2  Timing of Distribution.  Notwithstanding the
          ______________________
withdrawal election under Article XIII:
          (a) Upon termination of employment due to death, or retirement under a Company retirement plan, distribution will be made to the terminating Participant or his Beneficiary
during the month of February of the year following the year in which the termination occurred; except that upon the request of such terminating Participant or Beneficiary the Committee may approve and permit such distribution at an earlier date.
          Periods of eligibility to receive benefits under the LTD Plan do not constitute termination of employment, and, therefore, are not causes for distribution upon termination.
          (b) Upon termination of employment for any other reason, distribution shall be made to the terminating Participant as soon as practical after the allocation date next following receipt by the Committee of notification of such termination.
          (c) Any other provision of the Plan to the contrary notwithstanding, payment of a benefit under the Plan to a "5 percent owner" (within the meaning of Code section 416(i)(1)(B)) shall commence no later than the April 1 next following the calendar year in which the Participant attains age 70 1/2, regardless of whether the Participant has retired as of such date.
          (d) Notwithstanding the provisions of this Article 14.2, a distribution may not be made to a Participant before he reaches Normal Retirement Age (as defined in the Retirement income plan of the Company) without the consent of the Participant, unless the present value of such distribution has never exceeded $3,500.
    14.3  Undistributed Balance.  The undistributed vested
          _____________________
portion of a terminated Participant's accounts shall continue to participate in any earnings until the entire balance shall have been distributed in accordance with Paragraph 14.2.
    14.4  Method of Distribution from Basic Portion of the Plan
          _____________________________________________________
and from Fund I.  All distributions from the Basic Portion of
_______________
the Plan and from Fund I - PacifiCorp Common Stock Fund will be made in full shares of stock plus cash representing any fractional shares and uninvested cash balance. A Participant or his Beneficiary may request that the Trustee purchase said shares at such time as they become distributable to said Participant or Beneficiary. The Trustee will not be obligated to purchase said shares unless he has on hand sufficient monies not yet invested in stock. In the event of such purchase the Trustee will pay to the Participant or his Beneficiary the proceeds resulting therefrom.
    14.5  Methods of Distribution from Funds II, III and IV.
          _________________________________________________
All distributions from Fund II - Equity Investment Fund, Fund III - Fixed Income Investment Fund, and Fund IV - Balanced Investment Fund shall be made in a single sum payment in cash. The value of such distribution from Fund II and IV shall be determined on the date that the distribution is processed by the Committee. The value of such distributions from Fund III shall be determined as of the Valuation Date at the end of the prior quarter.
    14.6  Direct Rollover.  An eligible recipient of an
          _______________
eligible rollover distribution may elect before a benefit is paid to have the benefit distributed by a direct rollover into an eligible retirement plan and the following shall apply:
          (a) The recipient shall furnish the Committee sufficient information to identify the eligible retirement plan and the fund holder to whom the direct rollover should be paid.
          (b) "Eligible retirement plan" is defined in section 402(c)(8)(B) of the Internal Revenue Code.
          (c)  "Eligible rollover distribution" is defined in
section 402(c)(4) of the Internal Revenue Code.
          (d) "Eligible recipient" means the participant, the spouse of a deceased participant or a spouse or former spouse who is an alternate payee under a qualified domestic relations order.
    14.7  Notice of Rollover Right and Mandatory Withholding.
          __________________________________________________
The Committee shall give the participant or other eligible recipient an explanation of the information in (a) through (c) between 30 and 90 days before benefits start. The recipient may waive the 30-day requirement in order to receive
distribution sooner.
          (a)  The right to have a direct rollover under 14.6,
if applicable.
          (b) The applicability of mandatory withholding if a direct rollover could be elected under 14.6 and is not.
          (c) The applicable rules on rollover and taxation of the distribution as required by section 402(f) of the Internal Revenue Code.
XV.  LOANS TO PARTICIPANTS
     _____________________
    15.1  Eligibility Requirements.  Effective as of the date
          ________________________
determined by the Committee (but in no event earlier than
July 1, 1986), a Participant shall be eligible to obtain a loan from the Plan in accordance with the provisions hereof. A maximum of one loan may be outstanding at any time for each Participant, except as follows. A Participant who had two loans outstanding as of December 31, 1990 may continue to maintain and repay those specific loans, but shall not obtain any new loan until both of the loans outstanding at
December 31, 1990 are paid in full. Loans cannot be combined, and only one loan may be issued per calendar quarter.
    15.2  Application for Loan.  Application for a loan must be
          ____________________
made in writing to the Company on such forms and in such manner as the Committee may prescribe. Loan applications will be administered on a reasonably equivalent, uniform, and nondiscriminatory basis. All such loans shall be evidenced by notes. In order for a married Participant to obtain a loan, the loan application must contain the written, notarized
consent of his spouse.
    15.3  Amount of Loan.  The minimum amount that a
          ______________
Participant shall be permitted to borrow shall be $1,000. The maximum aggregate amount of all outstanding loans to a Participant under this Plan and any other plan of the Company is the lesser of (i) $50,000 (reduced by the maximum loan outstanding during the 12 months preceding the date on which the loan is made) or (ii) 50% of such Participant's Collateral Account, as valued on the most recent Valuation Date. Notwithstanding the foregoing provisions, for loans made prior to October 1, 1989, if the Participant's accrued balance in his Collateral Account is $20,000 or less, he shall be permitted to borrow up to 80% of his Collateral Account up to a maximum loan of $10,000, provided the aggregate total of outstanding loans under this Plan to Participant does not exceed his accrued balance in his Collateral Account, as valued on the most recent Valuation Date for which an allocation has been determined. In no case shall the combined balances of loans outstanding during any 12-month period exceed $50,000.
    15.4  Terms of Loan.  The following terms shall apply to
          _____________
each loan:
          (a) Loan disbursements shall be made proportionately from a Participant's Basic Tax-Saver Account, funds within the Supplemental Tax-Saver Account, and other portions of the Participant's Collateral Account. A loan shall not be considered a distribution of the Collateral Account.
     (b) All loans shall be repaid by the Participant through approximately equal payroll deductions commencing with the date of the loan and shall be repaid within five years from the date of the loan. Notwithstanding the preceding sentence, the Committee may permit repayment of a loan over a period in excess of five, but not in excess of twenty, years when the
loan is used to acquire or construct any dwelling unit which within a reasonable time is to be used (determined at the time the loan is made) as a principal residence of the Participant. Loan balances may be paid off early, in a manner described by the Committee.
          (c)  A Participant's accrued balance in his
Collateral Account shall constitute, to the extent of 125% of his combined loan balances as of the most recent Valuation
Date, security for repayment of the loan.  In the event that the value of such Collateral Account is not sufficient to repay the unpaid balance of the loan, together with interest thereon, such Participant shall continue to be liable for any balance due, and when he becomes entitled to a distribution or withdrawal from his Collateral Account, the loan balance due shall be deducted from such Account. In no event shall a Participant's balances in his Collateral Account be used to satisfy the loan in the event of the Participant's default prior to the time he is entitled to a distribution or
withdrawal from such Tax-Saver Accounts under Paragraph 14.2.
          (d)  The interest rate on the loan shall be
determined pursuant to such rules or procedures as the
Committee shall prescribe from time to time.
          (e) A Participant's loan repayments, including principal and interest, shall be credited to the Participant's Loan Account and allocated through the Loan Account to such
Fund or Funds as reflect the Participant's then-current investment allocation of contributions, as determined under
Article X and as reflect the Participant's then-current Basic and Supplement designation as determined under Article V. Upon complete repayment of the loan principal and interest, such amount shall be credited to the respective components of the Participant's Collateral Account, and his Loan Account shall be closed subject to the granting of a new loan to the
Participant.
          (f) Distributions from the Collateral Accounts pursuant to Paragraph 13.3 shall only be made from amounts within the Collateral Account which are in excess of 125% of the outstanding balance of any loans, determined as of the most recent Valuation Date.
          (g) The granting and administration of a loan from the Plan to a Participant shall be subject to further provisions, conditions, or restrictions which the Committee in its discretion may adopt from time to time on a uniform and nondiscriminatory basis.
XVI.  REHIRED EMPLOYEES
      _________________
          Should a former Participant, who terminated his employment (including a Participant who had previously transferred to any other division, subsidiary, or affiliate of PacifiCorp or to a position within the Company but outside of the Bargaining Unit), subsequently again become an Employee of the Company and satisfy the eligibility criteria for participation under Article III he may elect to rejoin the
Plan. A rehired Employee who was a prior Plan Participant will be eligible to start participation on the first day of any calendar quarter following his rehire date.
XVII.  ADMINISTRATION
       ______________
    17.1  The Employee Savings and Stock Purchase Plan
          ____________________________________________
Committee.  The Plan shall be administered by an Employee
_________
Savings and Stock Purchase Plan Committee (the Committee) consisting of at least five members who shall be appointed by and serve at the pleasure of the President of PacifiCorp. The Committee shall appoint its own chairman, vice chairman and secretary, and shall act by a majority of its members, with or without a meeting. The Committee shall maintain a written record of any action taken.
          The Trustee will be notified of the appointment and termination of members of the Committee and of the appointment and termination by the Committee of its chairman, vice chairman and secretary, upon which notices the Trustee shall be entitled to rely. The Committee shall have full power and authority to administer the Plan and to interpret its provisions. Any decision by the Committee shall be final and bind all parties. The Committee shall have absolute discretion to carry out its responsibilities. The Committee may designate a person, who may or may not be a member of the Committee, as the Plan Administrator, but if no such person is designated, the Committee shall be the Plan Administrator. The Plan Administrator shall have the responsibility for filing all reports or other documents required to be filed with governmental authorities and for providing information and materials to Participants and their beneficiaries and shall have such other responsibilities as may be provided by law or as may be delegated by the Committee. Subject to the limitations of the Plan, the Committee from time to time shall establish rules for the administration of the Plan and the transaction of its business.
          The Committee may employ such agents and such
clerical and other services as it may deem advisable in
carrying out the provisions of the Plan, and may consult with counsel, who may be counsel for the Company.
          The Committee shall establish the funding policy of the Plan consistent with the objectives of the Plan and consistent with ERISA and communicate it to the Trustee.
          The Committee shall by rule establish a claims procedure under which each claimant will receive notice in writing in the event any claim for benefits under the Plan is denied; such notice shall set forth the specific reasons for the denial. The claims procedure shall also provide an opportunity for full and fair review by the Committee of any denial of a claim, and shall afford the right to a claimant, if he so desires, to appear before the Committee and make an oral statement or to submit a written statement.
          The Committee, the individual members thereof, and
the Plan Administrator, shall be indemnified by the Company, or from the proceeds of insurance policies purchased by the Company, against any and all liabilities arising by reason of any act or failure to act made in good faith pursuant to the provisions of the Plan, including expenses reasonably incurred in the defense of any claim relating thereto.
    17.2  Cost of Administration.  The cost of administration
          ______________________
of the Plan shall be paid by the Plan, except to the extent
paid by the Company. All expenses directly relating to the purchase or transfer of stock shall be included in the purchase price of the stock allocated to the Participant's accounts; provided, however, that no commissions will be paid with assets of the Trust Fund in connection with the purchase of stock from the Company.
XVIII.  NON-ASSIGNABILITY
        _________________
    18.1  General Non-assignability.  Subject to Article 18.2,
          _________________________
the interest of any Participant in the Plan cannot be hypothecated, assigned or alienated either voluntarily or involuntarily except by operation of law.
    18.2  Qualified Domestic Relations Order.  The provisions
          __________________________________
of Article 18.1 shall not apply to a "qualified domestic relations order" as defined in Code section 414(p), as amended, and those other domestic relations orders permitted to be treated by the Committee under the provisions of the Retirement Equity Act of 1984. The Committee shall establish a written procedure to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders. Further, to the extent provided under a qualified domestic relations order, a former spouse of a Participant shall be treated as the spouse or surviving spouse for all purposes under this Plan.
XIX.  BENEFICIARY
      ___________
          Upon eligibility for Plan membership, a Participant shall designate a Beneficiary to whom distribution of his interest in the Trust Fund shall be made in event of his death prior to the full receipt thereof. Such designation may, without notice to the Beneficiary, be changed or revoked by the

Participant at any time. The designation of any Beneficiary and any change or revocation thereof shall be made in writing on forms provided by the Committee and shall not be effective unless and until filed with the Committee. In the case of a married Participant, any designation as Beneficiary of anyone other than the spouse must include the written, notarized consent of the spouse to such designation. If no Beneficiary has been designated under this Plan and a Beneficiary has been designated under the Retirement Plan of the Company, such Beneficiary shall be deemed to be the Beneficiary under this Plan. If a Participant or former Participant fails to designate a Beneficiary under the Plan, and no Beneficiary has been designated under the above-referenced Retirement Plan, or if no designated Beneficiary survives the Participant or former Participant, the amount payable upon the death of a Participant or former Participant shall be paid to his surviving spouse, or, if there is no surviving spouse, then to such Participant's estate.
XX.  ACCOUNTING AND VALUATION
     ________________________
    20.1  Accounting.  The Committee shall maintain, or cause
          __________
to be maintained, records which accurately reflect the interest of each Participant in the Trust, including all contributions, income and withdrawals. Such records shall clearly distinguish between and among an individual's Participant Basic Account, Participant Basic Regular Account, Participant Basic Tax-Saver Account, Participant Supplemental Account, Participant

Supplemental Regular Account, Participant Supplemental Tax-Saver Account, Company Account, and Loan Account, as applicable, and shall clearly represent the interest of each Account in each Fund. Such records shall be kept primarily for recordkeeping purposes in such manner as to permit ascertainment of each Participant's interest as of each and every Valuation Date and shall not require segregating the Trust for each Account.
    20.2  Valuation of Funds.  As of each Valuation Date, the

          __________________
Trustee shall compute the net value of each Fund by valuing the assets of the Funds at fair market value using a method of valuation uniformly applied by the Trustee and agreed to by the Committee. The Committee shall allocate the Fund values to accounts as of the valuation date. Appropriate adjustments shall be made for any interim contributions or distributions since the last valuation date. The allocation from each Fund shall be in proportion to account balances on the valuation date before adding any allocations or subtracting any withdrawals or other distributions made as of that date. Subject to special procedures in 20.4 below for PacifiCorp Common Stock purchased but not yet allocated to participants' accounts, dividends on PacifiCorp Stock shall be allocated to the accounts of the participants in the amount paid on each share in the participant's account.
    20.3  Member Statement.  At least once each year the
          ________________
Committee shall cause to be furnished to each Participant a statement of the contributions made by him and the Company, and the value of his Participant Account and Company Account. Said statement shall contain such information as is necessary for the Participant to clearly distinguish between contributions and Plan income and shall include such other information as the Committee may deem appropriate.
    20.4  Allocation Procedure for PacifiCorp Common Stock.
          ________________________________________________
All PacifiCorp Common Stock purchased shall be held unallocated until the end of the calendar quarter during which it was purchased and shall at that time be duly allocated to Participant's Accounts. The Trustee shall furnish such information as is required by the Committee to determine the average purchase price per share for each quarter as follows:
          (1)  Determine the number of shares bought during the
quarter.
          (2) Determine the cost of the shares represented in paragraph (1), immediately above. The cost shall be the amount paid, including all brokerage fees, transfer taxes and any other expenses incurred in connection with the purchase and transfer of such stock.
          (3) Determine the number of shares carried forward from the preceding quarter as unallocated stock. Stock forfeited during the preceding quarter shall be included.
          (4) Determine the value of the shares represented in paragraph (3), immediately above, by multiplying the number of such shares by the average purchase price per share for the preceding quarter.
          (5)  Determine the number of shares, if any,
attributable to the shares represented in paragraphs (1) and
(3) arising from the declarations during the quarter of stock dividends and stock splits.
          (6) Determine the total cash dividends paid during the quarter which are attributable to the shares represented in paragraphs (1), (3) and (5).
          (7) Add (2) and (4), subtract (6), and divide the result by the sum of (1), (3) and (5). The resultant amount is the average purchase price per share for the quarter.
          After the average purchase price per share for the quarter has been determined, the shares taken into account in such determination shall be appropriately allocated by the Committee at such price to the Participant's Accounts in accordance with the Plan. This stock shall be allocated in units of 1/10,000 of a share. Any stock that cannot be so allocated shall remain unallocated and be carried forward to the next quarter.
    20.5  Allocation Procedure for Other Funds.  Investment
          ____________________________________
funds other than the PacifiCorp Common Stock Fund shall be held unallocated until the end of the calendar quarter during which the investments were purchased and shall at that time be duly allocated to Participants' Accounts in a reasonable manner as prescribed by the Committee. The Trustee shall provide such information as is necessary for these allocations.

XXI.  MODIFICATION OR TERMINATION OF THE PLAN
      _______________________________________
          The Company expects to continue the Plan
indefinitely, but it necessarily reserves the right to amend, including retroactively, or terminate, in whole or in part, the Plan at any time, subject to the Company's obligations under any collective bargaining agreement. No amendment shall reduce the balances in any Participant's Account. In the event of termination or partial termination of the Plan or upon complete discontinuance of Company Matching Contributions under the Plan, the entire Participant Account shall be vested as described in Section XII. The Plan may be wholly or partially amended, otherwise modified, or terminated at any time by the Board of Directors. The president of PacifiCorp may amend the Plan to make technical, administrative or editorial changes on advice of counsel to comply with applicable law or to clarify the Plan.
XXII.  MISCELLANEOUS
       _____________
          The Company, the Board of Directors, the Committee (including any subcommittees and individual members thereof), the Plan Administrator, the Trustee, and any person who is deemed to be a fiduciary under the Plan, shall not be liable for a breach of fiduciary responsibility of another fiduciary under the Plan except to the extent (a) it shall have participated knowingly in, or knowingly undertaken to conceal, an act or omission of such fiduciary, knowing such act or omission was a breach of such fiduciary's responsibilities, (b) it shall have, through a breach of its fiduciary responsibilities, enabled such fiduciary to commit a breach of its fiduciary responsibilities, or (c) it shall have knowledge of a breach of fiduciary responsibilities by such fiduciary, unless it has made reasonable efforts to remedy the breach.
          The Company, the Board of Directors, and the
Committee (including any subcommittees and individual members thereof) and the Plan Administrator shall not be liable for acts or omissions of (a) any person or persons to whom any authority, power or responsibility has been allocated pursuant to Article XVII or (b) any person or persons who have been designated to carry out such authority power or responsibility pursuant to Article XVII except to the extent (i) it shall have violated its fiduciary responsibilities with respect or implementation of the allocation or designation procedures of
Article XVI or the continuation of any such allocation or designation, or (ii) it would otherwise be liable under this
Article XXII.
          Neither the Company, the Committee, the Plan
Administrator, nor the Trustee guarantee the Trust Fund in any manner against loss or depreciation.
          In the event of any merger or consolidation of the Plan with, or transfer of any assets or liabilities of the Plan to, any other plan, each Participant shall be entitled to receive a benefit immediately after such merger, consolidation or transfer (computed as if such other plan had then terminated) which is equal to or greater than the benefit he would have been entitled to receive immediately before such merger, consolidation or transfer (computed as if the Plan had then terminated).
XXIII.  APPLICABLE LAW
        ______________
          The Plan shall be governed by and construed in accordance with the laws of the State of Utah, except as otherwise provided by the laws of the United States.

AMENDED AND RESTATED PLAN EXECUTED AS FOLLOWS EFFECTIVE
GENERALLY JANUARY 1, 1991:
_______________________________________________________


                              PACIFICORP

                              By  A.M. GLEASON
                                _______________________________
                              Executed:  September 15, 1992


AMENDMENT NO. 1 EXECUTED AS FOLLOWS EFFECTIVE GENERALLY
JANUARY 1, 1991:
_______________________________________________________

     Company                  PACIFICORP

                              By FREDERICK W. BUCKMAN
                                 ______________________________
                                 Frederick W. Buckman

                              Executed:  March 30, 1994

                          APPENDIX A

  Optional Distribution of Amounts Transferred from the Utah
  __________________________________________________________
  Power & Light Company Mining Division Employee Pension Plan
  ___________________________________________________________


          Notwithstanding other provisions of Article XIV of the Plan to the contrary, former members of the Utah Power & Light Company Mining Division Employee Pension Plan (Mining
Plan) who, upon termination of the Mining Plan, transferred their balance in the Mining Plan to the Supplemental Portion of the Plan, may separately and alternatively elect to receive their entire balance in the Plan (and earnings thereon) in the form of a 50 percent joint and survivor annuity.

                          APPENDIX B

             Employees Transferred from PacifiCorp
             _____________________________________


          For determining periods of continuous service under
Article V. Employee Contributions, prior service with any other PacifiCorp division, subsidiary, or affiliate shall be recognized for each former employee of such division, subsidiary, or affiliate who is directly transferred to Utah Power & Light Company. Similarly, any such service within PacifiCorp shall not be considered a One-Year-Break-in-Service for Employees hired or rehired by Utah Power & Light Company.

                          APPENDIX C

         Service for Certain Mining Division Employees
         _____________________________________________


          Notwithstanding other provisions of Article III and V to the contrary, for purposes of eligibility and contribution percentage, Years of Service for employees who were hired by the Company as a result of the Company's acquisition of the assets of Emery Mining Corporation on April 27, 1986 and who subsequently became eligible to participate in the Plan effective July 1, 1986 shall include all prior service with Emery Mining Corporation and with its predecessors in the operation of the Company's coal mines.

                          APPENDIX D

           Compensation Limit (IRS Model Amendment)
           ________________________________________


          The purpose of this Appendix D is to set forth Model Amendment 1 (as published in IRS Notice 88-131 (1988-52 I.R.B.
1) and incorporated in the Plan effective as of March 31, 1989) to comply with the Tax Reform Act of 1986 and Section 411(d)(6) of the Code. Except where the context clearly indicates to the contrary, terms used in this Appendix D shall be interpreted consistent with terms used and defined in the Plan.

          In addition to other applicable limitations which may be set forth in the Plan and notwithstanding any other contrary provision of the Plan, compensation taken into account under the Plan shall not exceed $200,000, adjusted for changes in the cost of living as provided in section 415(d) of the Internal Revenue Code, for the purpose of calculating a Plan Participant's accrued benefit (including the right to any optional benefit provided under the Plan) for any Plan Year commencing after December 31, 1988. However, the accrued benefit determined in accordance with this provision shall not be less than the accrued benefit determined on March 31, 1989 without regard to this provision.

          Notwithstanding the preceding sentence, the accrued benefit of any Plan Participant who is a Highly Compensated Employee, within the meaning of section 414(q) of the Code, is reduced to the extent a benefit has accrued with respect to compensation in excess of $200,000 during the 1989 Plan Year before the later of the adoption or effective date of this provision.

                          APPENDIX E

        Transfers To and From Bargaining Unit Positions
        _______________________________________________


          Effective January 1, 1991, transfers of employment to and from positions represented by the Bargaining Unit shall affect participation in the Plan.

          Should a Participant transfer his employment from a position represented by the Bargaining Unit (defined in Section
2.1 of the Plan) to another position within PacifiCorp but outside of the Bargaining Unit, active participation in the Plan shall cease effective with the date of such transfer. As soon as practicable after the next Valuation Date following the date of the change in employment status, the Participant's account balance within the Plan shall be transferred to the PacifiCorp defined contribution plan covering the former Participant's new position within PacifiCorp. The account balance shall be valued as follows: Basic and Fund I shares on the Valuation Date will be transferred along with any earned dividends; proceeds from the sale of Fund II and IV units based on the Valuation Date at the market value on the date of the transfer; Fund III value at the Valuation Date plus any accrued interest and dividends to date of transfer.

          Should a former Plan Participant transfer his employment from a position outside of the Bargaining Unit to a position represented by the Bargaining Unit, he shall become eligible to commence participation as soon as practicable following his transfer date. He shall also be permitted to transfer into the Plan the assets associated with his account balance in the PacifiCorp defined contribution plan under which he was covered prior to his reemployment under this Plan.